EXHIBIT 10.18
EXECUTION VERSION
TRIAD FINANCIAL CORPORATION
Senior Unsecured Demand Promissory Note

U.S.$40,000,000	New York, New York June 17, 2008
          FOR VALUE RECEIVED, the undersigned, Triad Financial Corporation, a corporation organized under the laws of California (together with its successors and permitted assigns, the “Company”), hereby promises to pay to the order of Hunter’s Glen/Ford Ltd. (together with its successors and permitted assigns, the “Holder”), in lawful money of the United States of America, in immediately available funds on the earlier of (x) the thirty-six-month anniversary of this Note, (y) the date fourteen days after receipt of demand for payment made pursuant to Section 2(d) below and (z) any earlier date upon which this Note becomes due and payable pursuant to the terms hereof (such date, the “Maturity Date”), the principal sum of FORTY MILLION United States Dollars ($40,000,000) or such lesser principal amount as shall at the time be outstanding hereunder, together with interest from the date hereof on the unpaid amount owing hereunder until payment in full at a rate of interest per annum equal to the lesser of (i) the maximum lawful rate of interest in effect at such time under applicable law and (ii) fifteen percent (15%) per annum, compounded quarterly. Interest shall be calculated on the basis of a year of 360 days and shall accrue on the outstanding principal amount of this Note and, to the extent permitted by law, on any accrued but unpaid interest thereon until all payments hereunder have been irrevocably paid in full. As used herein, the term “Note” includes this Note and any Note issued, in whole or in part, in exchange herefor or in replacement hereof.
          1. Borrowings.
          (a) On the date hereof, the Holder shall make a loan to the Company in a principal amount equal to $20,750,000 (the “Initial Loans”). The proceeds of the Initial Loans shall be applied to refinance the Holder’s outstanding loans under the existing senior unsecured demand promissory note, dated May 11, 2008, between HGF and the Company.
          (b) From time to time, prior to the Maturity Date, subject to paragraph (c) below. the Holder shall make additional loans to the Company in a principal amount up to $19,250,000 (the “Subsequent Loans” and, together with the Initial Loans, the “Loans”).
          (c) In order to obtain a Subsequent Loan, the Company must provide the Holder with a written request for such Subsequent Loan no later than 2:00 P.M. (New York City time) on the business day prior to the date of the requested borrowing, which shall be a business day. Each Subsequent Loan shall only be available if (i) after giving effect to such Subsequent Loan and the application of proceeds therefrom, no Event of Default, or event that with the passage of time, notice or both would become an Event of Default, shall have occurred and be continuing on such borrowing date, (ii) each of the representations and warranties of the Company made herein shall be true and correct in all material respects on and as of the borrowing date, before and after giving effect to the loan to be made on such date and the application of the proceeds therefrom, as though made on and as of such date, and (iii) there shall not have occurred one or more events that constitutes, or is reasonably likely to constitute, a Material Adverse Effect (as defined below).
          (c) So long as no default or Event of Default has occurred and is continuing, any amounts prepaid or repaid by the Company may be reborrowed at any time prior to the Maturity Date.

          2. Payment of Interest and Principal of Note.
          (a) Payments due hereunder are to be made by wire transfer to such bank account of the Holder as the Holder may from time to time designate, in lawful money of the United States of America.
          (b) The principal amount of this Note shall be due and payable on the Maturity Date. Accrued and unpaid interest shall be paid in cash, or in the event the Company has insufficient cash flow to pay such interest, the unpaid interest shall be added to the principal amount of the outstanding Loans, in each case, on the last day of each March, June, September and December to occur while the Note is outstanding.
          (c) The Company may prepay this Note, in whole or in part, at any time, without premium or penalty. Each such prepayment shall be accompanied by payment of all interest accrued to the date of payment on the amount so prepaid. Any payment made under this Note shall be applied first to interest accrued and unpaid on the outstanding principal balance as of such date.
          (d) If at any time the issuance of any Sufficiently Favorable Facility (as defined below) would not violate or result in a default or event of default under any material indebtedness of the Company or any subsidiary of the Company (including as a result of a waiver or consent), the Holder may make a demand for immediate repayment in full of all amounts owing under this Note. If the Holder makes such demand, the Company, or one of its subsidiaries, may request that the Holder enter into a credit facility to replace this Note which is on better terms, for the Holder, than this Note (any such proposed facility, a “Sufficiently Favorable Facility”), which the Holder shall be required to enter into as a lender; provided that no such proposed credit facility shall be deemed to be on better terms for the Holders than this Note if (i) the revolving term of such proposed facility is longer than that of this Note; (ii) the interest rate of such proposed facility under any circumstances is lower than that of this Note under the same circumstances; (iii) the lending commitments under such proposed facility are greater than that those under this Note; or (iv) the Holder is not repaid in full.
          3. Representations and Warranties. The Company represents and warrants to Holder that:
          (a) the Company is duly organized and in good standing under the laws of the state of its formation or organization and has the power to own its property and to carry on its business in each jurisdiction in which it operates;
          (b) the Company has the power and authority to execute and deliver this Note, which has been duly authorized by all necessary corporate action;
          (c) the execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in a material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the constituent documents of the Company or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Company is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any Lien (as defined below) upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties;
          (d) the Note is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms;

          (e) the Company is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Note, except those which may have been obtained and are in full force and effect;
          (f) there are no proceedings or investigations pending or, to the Company’s best knowledge, threatened against the Company before any court, regulatory body, administrative agency, other government instrumentality, arbitral tribunal or other tribunal having jurisdiction over the Company or its properties (i) asserting the invalidity of this Note, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Note, or (iii) seeking any determination or ruling that would be reasonably likely to have a Material Adverse Effect;
          (g) the Company is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which would be reasonably likely to have a Material Adverse Effect;
          (h) no proceeds of any Loan will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a “purpose credit” within the meaning of Regulation U; and
          (i) the Company is not an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.
          4. Restriction on Subordinated Indebtedness. The Company covenants and agrees that until it has paid to the Holder in full all amounts owing in respect of this Note, the Company shall not create, incur, issue, assume or guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any subordinated indebtedness unless such indebtedness is contractually subordinated in right of payment to the Note on terms reasonably satisfactory to the Holder.
          5. Events of Default. If any one or more of the following events, herein called “Events of Default”, shall occur, for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:
          (a) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise; or
          (b) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable; or
          (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Note, and such default shall continue for thirty (30) days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Company by the Holder; or
          (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Bankruptcy Reform Act of 1978 of the United States of America, as amended, 11 U.S.C. Sections 101, et seq. (the “Bankruptcy Code”) or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;
          (e) the commencement by the Company of a voluntary case under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as such debts become due, or the taking of corporate action by the Company in furtherance of any such action; or
          (f) the Company or any of its subsidiaries shall (i) default in making any payment of any principal of any indebtedness for borrowed money (including, without limitation, any guarantee of any such indebtedness) on the scheduled original due date (giving effect to any amendment, modification or waiver, contemplated as of the date hereof, to the warehouse or residual credit facilities arranged by Citigroup Group Global Markets Realty Corp. or any of its affiliates) with respect thereto, (ii) default in making any payment of any interest on any such indebtedness beyond the period of grace, if any, provided in the instrument or agreement (as in effect on the date hereof and without giving effect to any amendment, modification or waiver thereto that adversely effects the Holder unless the Holder provides prior written consent to such amendment, modification or waiver, other than any amendment, modification or waiver, contemplated as of the date hereof, to the warehouse or residual credit facilities arranged by Citigroup Group Global Markets Realty Corp. or any of its affiliates), under which such indebtedness was created, or (iii) default in the due observance or performance of any other covenant, condition or agreement relating to any such indebtedness or contained in any instrument or agreement (as in effect on the date hereof without giving effect to any amendment, modification or waiver thereto that adversely effects the Holder unless the Holder provides prior written consent to such amendment, modification or waiver, other than any amendment, modification or waiver, contemplated as of the date hereof, to the warehouse or residual credit facilities arranged by Citigroup Group Global Markets Realty Corp. or any of its affiliates), evidencing, securing or relating thereto, or (iv) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, without the giving of notice if required, such indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any indebtedness constituting a guarantee obligation) to become payable;
          (g) the Holder, in its reasonable, good faith judgment, has cause to believe that any material adverse effect on, or the disclosure or discovery of any information not previously disclosed to the Holder which the Holder deems material and adverse relating to, the business, operations, properties, condition (financial or otherwise) or prospects of the Company, individually, or with its affiliates, taken as a whole, shall have occurred (any such effect, disclosure or discovery, a “Material Adverse Effect”);
          (h) the occurrence of any of the following, unless the Holder shall have expressly consented to such event in writing: (i) unless the Company has completed an initial public offering of its capital stock, Hunter’s Glen/Ford, Ltd. and its affiliates and GTCR Golder Rauner, LLC and its affiliates no longer collectively own (A) at least 50% of the capital stock of the Company and (B) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company (defined as the capital stock or other indicia of equity rights of the Company which at the relevant time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of the Company), (ii) any other person and its affiliates collectively own a greater percentage of either the capital stock of the Company or the aggregate voting power of all classes of Voting Stock of the Company than the largest holder of such capital stock or Voting Stock among (A) Hunter’s Glen/Ford, Ltd. and its affiliates and (B) GTCR Golder Rauner, LLC and its affiliates, or (iii) the Company merges or consolidates with, or sells all or substantially all of its assets to, any other person; provided that neither the sale nor issuance of the Preferred Units (as defined in Section 7) shall constitute an Event of Default; provided further that the conversion of the Company into a limited liability company or a partnership shall not constitute an Event of Default under clause (iii) of this section unless it is effected through a merger, consolidation or other combination with another person
          (i) a final, nonappealable judgment by any competent court in the United States of America for the payment of money in an amount in excess of $500,000 shall be rendered against the Company, and the same remains undischarged and unstayed for a period of thirty (30) days after the entry thereof; or
          (j) the Company shall pay an amount in excess of $500,000 in connection with the settlement of any action filed in any competent court in the United States of America, in which action the Company is a named defendant, if such action contains undismissed allegations of (A) fraud or wrongful conduct in connection with the Company’s lending, servicing or origination practices, as applicable, or (B) other wrongdoing that could have a Material Adverse Effect;
then, in addition to all other rights and remedies available to the Holder at law or in equity or otherwise, (i) if an Event of Default set forth in clauses (d) or (e) of this Section 5 shall occur and be continuing, or shall exist, this Note automatically shall become immediately due and payable, together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are expressly waived to the fullest extent permitted by law and (ii) if an Event of Default other than an Event of Default set forth in clauses (d) or (e) of this Section 5 shall occur and be continuing, or shall exist, the Holder may, at their option, by notice to the Company, declare this Note to be, and this Note shall thereupon be and become, immediately due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are expressly waived to the fullest extent permitted by law.
          6. Remedies on Default, etc. If an Event of Default has occurred and is continuing, the Holder may proceed to protect and enforce its rights by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any right, power or remedy granted hereby or by law, equity, statute or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. To the fullest extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive diligence, demand for payment, presentment, notice of dishonor and protest of this Note and notice of any kind, and the right to interpose any defense, set-off or counterclaim of any nature or description in any action or proceeding arising on, out of, under or by reason of this Note.
          7. Issuance of New Preferred Units.
          (a) As additional consideration for making the Loans, the Holder shall receive preferred units of Triad Holdings, LLC (the “Parent”) with a first priority liquidation preference (provided that the Preferred Units (defined below) will be pari passu with the preferred units issued to GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P. (the “GTCR Preferred Units”) pursuant to the senior unsecured demand promissory note, dated as of May 31, 2008, between the Company and Hunter’s Glen/Ford Ltd.) equal to the sum of (i) $65.0 million less (ii) the aggregate amount of any interest paid to the Holder pursuant to this Note as of the date the liquidation preference is calculated (the

“HGF Preferred Units” and, together with the GTCR Preferred Units, the “Preferred Units”). The voting rights and board representation of the unitholders in the Parent will be adjusted so that such voting rights and board representation are proportionate to the total equity investment in the Parent by the unitholders after giving effect to the issuance of the Preferred Units. For the avoidance of doubt, the parties hereby agree that the amount of the total equity investment attributed to the HGF Preferred Units will be an amount equal to the liquidation preference of the HGF Preferred Units calculated in accordance with the first sentence of this paragraph.
          (b) The Holder may at the Company’s expense engage an independent valuation expert to determine amounts to be allocated for U.S. federal income tax purposes to the Note and to the HGF Preferred Units. The Company agrees on behalf of itself and its affiliates to utilize any reasonable allocation provided by the Holder for all such purposes, including calculations with respect to “original issue discount”. The Parent will issue the Preferred Units to the Holder in exchange for the amount allocated to Preferred Units and immediately contribute such amount to the Company.
          8. Lien Defined. For purposes of this Note, “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
          9. Miscellaneous.
          (a) Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder. This Note shall inure to the benefit of the Holder of this Note and the Company and their respective successors and assigns and be binding upon the Holder of this Note and the Company and their respective successors and assigns.
          (b) Any notice or communication must be given in writing or delivered in person, or by overnight courier, or by facsimile addressed as follows:
          (i) if to the Company:
Triad Financial Corporation
5201 Rufe Snow Drive
North Richland Hills, TX 76180
Telecopy: (817) 605-5288
Attention: Corporate Secretary
With a copy to:
Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, California 92647
Telecopy: (714) 934-6062
Attention: Corporate Secretary
          (ii) if to the Holder, at the address specified in writing by the Holder,

or at such other address and to the attention of such other person as the Company or the Holder may designate by written notice to the other. Any such notice or communication is effective (x) when received, if delivered in person or by facsimile, or (y) on the next business day, if delivered by overnight courier.
          (c) The Holder may sell, transfer, assign, encumber or otherwise dispose of this Note in whole or in part, other than as may be prohibited by applicable law. The Company shall maintain a register for the recordation of the name and address of the Holder, and the principal amount of the Note owing to the Holder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Holder and the Company may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Note, notwithstanding notice to the contrary. The Register shall be available for inspection by the Holder at any time.
          (d) The Holder shall not take any action with respect to this Note (including a demand for payment prior to the Maturity Date) or amend, modify or waive any provision of this Note without the prior written consent of GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P.
          (e) The Company shall pay all reasonable out-of-pocket expenses incurred by the Holder, including fees and disbursements of counsel for the Holder, in connection with the enforcement of this Note.
          (f) This Note is governed by and shall be construed and enforced in accordance with the laws of the State of New York for contracts made and wholly performed within that state and shall be construed as if drafted equally by the Company and the Holder. The Company hereby submits to the exclusive personal jurisdiction of the courts of the State of New York and the federal courts of the United States sitting in New York County, and any appellate court from any such state or federal court, and hereby irrevocably and unconditionally agrees that any action or proceeding relating to this Note shall be exclusively heard and determined in such New York court or, to the extent permitted by law, in such federal court. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or any related matter in any New York state or federal court located in New York County and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company hereby irrevocably consents to service of process by registered mail, return receipt requested, as provided hereinabove. Nothing in this Note will affect the right of the Holder to serve process in any other manner permitted by law.
          (g) The Company’s obligations under this Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Holder against its obligations under this Note.
          (h) No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Company and the Holder of this Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          (i) As used in this Note, the term “business day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by applicable law to remain closed.
          (j) (x) Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein (provided, however the parties hereto shall use their best efforts replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom) or (y) should any part of the indebtedness borrowed pursuant to the Note not be permitted by applicable law or by the terms of the organizational documents of any party or any contract or constitute or result in any violation, breach or default of or under, or which would give another person or persons the right to accelerate the performance of, or the right to cancel or terminate, or which would result in the loss of any benefit or rights under, any instrument or agreement, or the creation or imposition of any lien or encumbrance on any of the Company’s properties or assets (any such contingency, a “Default”), the Company and the Holder shall use their best efforts to amend, restructure or modify the indebtedness and the Note in such a manner as to remove all legal impediments and eliminate all Defaults.

          IN WITNESS WHEREOF, the Company has caused this Note to be made, executed and delivered by its duly authorized officer as of the day and year first written above.

TRIAD FINANCIAL CORPORATION
By:	/s/ Daniel D. Leonard
	Name:	Daniel D. Leonard
Title:

AGREED AND ACKNOWLEDGED: HUNTER’S GLEN/FORD LTD.
By:	Ford Diamond Corporation, Its General Partner

By:	/s/ Gerald J. Ford
	Name:	Gerald J. Ford
	Title:	President

TRIAD HOLDINGS, LLC
By:	/s/ Daniel D. Leonard
	Name:	Daniel D. Leonard
Title:

[HGF Senior Unsecured Demand Promissory Note — Signature Page]